UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2007

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 500, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 30, 2007, P. H. Glatfelter Company (the "Company"), through Glatfelter Lydney Limited, a wholly-owned indirect subsidiary, acquired Metallised Products Limited ("MPL"), a $53 million, privately owned manufacturer of a variety of metallised paper products for consumer and industrial applications based in Caerphilly, Wales, the United Kingdom.

Under terms of the agreement, the Company purchased the stock of MPL for $7.2 million cash and extinguished approximately $6.0 million of MPL debt at the closing. The purchase price is subject to adjustments based on working capital and other factors. The acquisition was financed through existing cash balances.

A copy of the press release issued related to this transaction is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

A copy of the press release dated November 30, 2007, to report the acquisition of Metallised Products Limited, is filed herewith as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

December 3, 2007	By:	John P. Jacunski

Name: John P. Jacunski
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by the Company to report the acquisition of Metallised Products Limited effective November 30, 2007.